UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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[ X ]	Soliciting Material Pursuant to Section 240.14a-12

MYERS INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

____________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The following is a letter that was sent via e-mail to all Myers Industries, Inc. employees regarding the definitive merger agreement with private equity funds sponsored by Goldman, Sachs & Co.:

(MYERS INDUSTRIES, INC. LOGO)

April 24, 2007

Dear Valued Employees:

No doubt this morning you read our announcement about the agreement to be acquired by GS Capital Partners (GSCP), a group that is part of Goldman, Sachs & Co., one of the oldest and largest investment banking firms. The proposed sale would take Myers Industries out of the public arena and back to being a private enterprise. I am certain many of you have questions, and I will try to briefly address some of the major ones in this letter.

"First of all, what does this proposed sale mean?" It means that right now we have agreed to be acquired by GSCP at a price of $22.50 per share for all outstanding shares of common stock. The entire deal will be subject to shareholder approval, regulatory approvals and other customary, conditions of closing such a deal.

The decision to endorse this transaction certainly was not made lightly. The Board received a proposal from GSCP and, together with the management team, undertook an exhaustive review of our business at every level -- operating strategies, potential avenues for growth, areas for continued improvement-- and evaluated all of the options open to us to maximize value for customers, employees, and shareholders. After discussions, the Board formed a Special Committee to evaluate the strategic factors involved in going private through a transaction such as this sale and responding to the GSCP proposal.

After careful review, and on the unanimous recommendation of the Special Committee, the independent members of the Board of Directors unanimously endorsed this acquisition as fair and in the best interests of shareholders. The Board will recommend that the shareholders of Myers Industries approve the sale. Certain members of the Myers family and their affiliates have agreed to vote their shares, which represent in the aggregate approximately 19 percent of the outstanding shares of common stock of Myers Industries, in favor of the transaction with GSCP.

"What happens next?" Myers Industries may solicit competitive proposals from other parties over the next 45 days, and we intend to do so. This means that we could receive an alternative proposal that would require further evaluation. In the meantime, we will promptly file a preliminary Proxy Statement with the Securities and Exchange Commission (SEC). This Proxy Statement will contain information about the proposed sale and will be available to the public. Once any SEC review is completed, a definitive Proxy Statement will be filed with the SEC and mailed to shareholders. Following the mailing of the definitive Proxy Statement, a meeting will be held and shareholders will vote on the transaction. If the acquisition is approved, and all other closing conditions are met, the sale can be completed. Approval of the acquisition requires the affirmative vote of the holders of a majority of the outstanding shares of Myers Industries' common stock.

"As an employee, how does this affect me now?" We will conduct business as usual throughout this proposed transaction. The elements of our overall Strategic Business Evolution plan and any operating initiatives specific to your respective companies will continue. Business growth, customer satisfaction, cost control, organizational development, and positioning the business for the future-- all of these remain the watchwords of our operations! We have undertaken many successful initiatives over the last two years to transform and grow, and I am extremely proud of the determination, contributions, and accomplishments from each one of you. There is more to be done-- do not let up as we work together to delight our customers and grow our business!

"Why does GSCP want to acquire Myers Industries?" Based on discussions, GSCP believes Myers Industries is an exceptional company. The Company's underlying strengths with leadership brands, a commitment to innovation in its markets, and a clear strategic direction provide a strong platform for further growth initiatives. It is my belief that GSCP will be excellent partners with the resources to move our business forward, faster.

Will jobs be eliminated? The terms of the acquisition agreement do not call for the elimination of any positions. In the last few years, we have been undergoing our own streamlining activities and re-deployment of resources to best meet the needs of our customers and our growth plans. Activities such as this, in the normal course of business, will continue.

I hope this covers some of your immediate questions, realizing that I cannot answer everything in one letter. Further information about the proposed transaction will be provided in the Proxy Statement that will be prepared in connection with the proposed sale. In addition, we will be posting a special "Investor Q & A" section on the Myers Industries web site (www.myersind.com) to provide more details and updates about the transaction. This should be completed and posted within the next several days, and we will inform you when it is available.

We remain focused on a bright future through clear strategies and strengths in our business segments and brands. I am excited about all of the possibilities ahead of us for continued transformation and growth as we approach our 75th anniversary next year.

Respectfully,

/s/ John C. Orr

John C. Orr

President and Chief Executive Officer

Additional information

In connection with the proposed transaction, a proxy statement on Schedule 14 A will be filed with the Securities and Exchange Commission (SEC). BEFORE MAKING ANY VOTING DECISION, ALL SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement will be mailed to all shareholders. Shareholders will be able to obtain the documents free of charge at the SEC's web site, www.sec.gov, or from Myers Industries, Inc.'s web site at www.myersind.com.

Participants in the Solicitation

Myers Industries, Inc. and its directors and officers may be deemed to be participants in the solicitation of proxies from the company's shareholders with respect to the merger. Information about the company's directors and executive officers and their ownership of the Myers Industries, Inc. common stock is set forth in the definitive proxy statement for the company's 2007 Annual Meeting of Shareholders, which was filed with the SEC on March 22, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.